UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): March 15, 2005

                        NATIONAL INVESTMENT MANAGERS INC.
               (Exact Name of Registrant as Specified in Charter)

            Florida                   2-97360-A                         59-2091510
    (State of Incorporation)   (Commission File Number)     (IRS Employer Identification No.)

                          830 Third Avenue, 14th Floor
                               New York, NY 10022
               (Address of principal executive offices) (Zip Code)

                                 (212) 355-1547
              (Registrant's telephone number, including area code)

                         Fast Eddie Racing Stables, Inc.
                  211 West Wall Street, Midland, TX 79701-4556
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.03 Material Modification to Rights of Security Holders

1. Authorization of "Blank Check" Preferred Stock

We have amended our Articles of Incorporation to create a class of "blank check" preferred stock, par value $0.001 per share, consisting of 10,000,000 shares. The Blank Check Preferred Stock Amendment was filed with the Secretary of State of the State of Florida on March 21, 2005. This amendment to our Articles of Incorporation was authorized by our Board of Directors and approved by written consent of shareholders without a meeting under Section 607.0704 of the Florida Business Corporation Act (the "FBCA"). Under Section 607.0704 of the FBCA, we are providing separate notice of this amendment to all other shareholders of the company who did not provide a written consent. A copy of our Articles of Incorporation is available from us, at no charge, upon written request.

The term "blank check" preferred stock refers to stock for which the designations, preferences, conversion rights, and cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof, are determined by the board of directors of a company. As such, the Board of Directors will be entitled to authorize the creation and issuance of 10,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of the Board of Directors, with no further authorization by shareholders required for the creation and issuance of the preferred stock. Any preferred stock issued would have priority over the common stock upon liquidation and might have priority rights as to dividends, voting and other features. Accordingly, the issuance of preferred stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of the common stock. We are presently prohibited from paying dividends under the terms of our financing arrangements with the company's secured lender.

Except for the authorization and issuance of the Series A Preferred Stock described below, our Board of Directors does not have any current plans to take any action to issue shares of preferred stock. The Board of Directors believes the creation of the preferred stock is in the best interests of the company and its shareholders and believes it advisable to have such shares available for, among other things, possible issuance in connection with such activities as public or private offerings of shares, acquisitions of other companies, strategic alliances, implementation of employee benefit plans, pursuit of financing opportunities and other valid corporate purposes.

The issuance of additional shares of preferred stock that are convertible into common stock could adversely affect the market price of our common stock. Moreover, if we issue securities convertible into common stock or other securities that have rights, preferences and privileges senior to those of our common stock, the holders of our common stock may suffer significant dilution. The Board of Directors believe that it is in the best interests of our company and its shareholders to have the flexibility to raise additional capital or to pursue acquisitions to support our business plan, including the ability to authorize and issue preferred stock having terms and conditions satisfactory to investors or to acquisition candidates, including preferred stock which contains some features which could be viewed as having an anti-takeover effect or a potentially adverse effect on the holders of common stock. While we may consider issuing common stock or preferred stock in the future for purposes of raising additional capital or in connection with acquisition transactions, the company presently has no agreements or understanding with any person to effect any such issuance.

Potential Anti-takeover Effect

We have no present intention to use the "blank check" preferred stock for anti-takeover purposes. However, the issuance of shares of preferred stock could increase the number of shares necessary to acquire control of the Board or to meet the voting requirements imposed by Florida law with respect to a merger or other business combination involving us.

2. Authorization of Class of Series A Preferred Stock

In connection with the Blank Check Preferred Stock Amendment, the Board of Directors has authorized the issuance of


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4,000,000 shares of 12% Series A Convertible Preferred Stock ("Series A
Preferred"), in accordance with the Agreement and Plan of Reorganization entered into on February 18, 2005 among the company, Duncan Capital Financial Group, Inc. and Glenn A. Little, and we have amended our Articles of Incorporation accordingly (the "Series A Preferred Amendment"). A copy of that agreement was filed as an exhibit to our Form 8-K filed with the Securities and Exchange Commission on March 15, 2005. The Series A Preferred Amendment was filed with the Secretary of State of the State of Florida on March 21, 2005. 3,820,000 shares of Series A Preferred will be issued to holders of preferred stock of our subsidiary, Duncan Capital Financial Group, Inc., in exchange for their surrender of an equivalent number of preferred shares of Duncan Capital Financial Group, Inc. containing identical terms. A summary of the rights of holders of Series A Preferred is as follows:

      Optional Conversion: The holders of Series A Preferred will have the right to convert, at any time, their shares of Series A Preferred into shares of common stock on a 1:1 basis. Proportional adjustments will be made to the conversion rate for capital reorganizations, stock splits and reclassifications, as well as for accrued but unpaid dividends. In addition, the conversion rate will be adjusted on a broad-based weighted average basis in the event the Company issues additional common shares (other than shares issued to employees, consultants, directors and officers pursuant to arrangements approved by the Board, and other customary exclusions) at a purchase price below the Series A Preferred purchase price of $0.50 per share.

      Automatic Conversion: Shares of Series A Preferred will be automatically converted into common stock upon (i) the approval of the holders of a majority of the then-outstanding Series A Preferred or (ii) the closing of a firm commitment underwritten public offering of the Company's securities in which the aggregate gross proceeds to the Company are not less than $10,000,000.

      Voting: In addition to any voting rights provided by law, holders of Series A Preferred will have the right to vote together with holders of common stock as a single class on all matters upon which stockholders are entitled to vote, including election of the members of the Company's Board of Directors. Each share of Series A Preferred will have the number of votes corresponding to the number of shares of common stock into which the Series A Preferred may be converted on the record date for determining stockholders entitled to vote.

      Dividends: Dividends on the Series A Preferred will accrue and be cumulative from January 1, 2005. Holders of Series A Preferred are entitled to receive annual dividends of $0.06 per share (12%), paid semi-annually, in preference to the common stock, subject to adjustment in certain events, to the extent dividends are declared, on a cumulative basis. Such dividends may be paid, at the election of the Company, either (i) in cash or (ii) in registered common stock of the Company, valued at 98% of the volume-weighted average price of the common stock for the 20 trading days immediately preceding the record date for payment of such dividend. We are presently prohibited from paying dividends under the terms of our financing arrangements with the Company's secured lender.

      Liquidation Preference: In the event of any liquidation or winding up of the Company, the holders of the Series A Preferred will be entitled to receive, in preference to holders of common stock, an amount equal to two times the original purchase price per share, plus any declared and unpaid dividends. A merger or sale of substantially all of the assets of the Company will be treated as a liquidation or winding up for the purposes of the liquidation preference.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL INVESTMENT MANAGERS INC.


By: /s/ Richard Stierwalt
-------------------------------------
Name: Richard Stierwalt
Title: President and Chief Executive Officer

Date: March 21, 2005


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